UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 18, 2013

CELSION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648-2311
(Address of Principal Executive Offices) (Zip Code)

(609) 896-9100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

On January 22, 2013, Celsion Corporation, a Delaware corporation (“Celsion”), issued a press release announcing the entry into a technology development agreement with Zhejiang HISUN Pharmaceutical Company Ltd., a company organized under the laws of the PRC (“Hisun”), pursuant to which Celsion will receive from Hisun an initial $5 million payment for support of Hisun’s ThermoDox® manufacturing development program.  Concurrently with the entry into the technology development agreement, Celsion has granted Hisun an exclusive option to license from Celsion the manufacturing and commercialization rights for ThermoDox® products in mainland China, Hong Kong and Macau.  The description of the technology development agreement and the exclusive option contained in this Current Report on Form 8-K, including Exhibit 99.1, is qualified in its entirety by reference to the applicable agreements between Celsion and Hisun, which will be filed as exhibits to Celsion’s periodic reports to be filed with the Securities and Exchange Commission.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

FORWARD LOOKING STATEMENTS

In this Form 8-K Celsion makes certain forward-looking statements regarding the agreements entered into with Hisun.  These forward-looking statements involve substantial risks and uncertainties including but not limited to: (i) laboratory research and clinical trials are long, expensive and uncertain processes, (ii) the risk of failure of any product that is in pre-clinical and clinical development and prior to regulatory approval is high and can occur at any stage due to efficacy, safety or other factors, (iii) any failure would likely result in reduced or no further payments to Celsion, (iv) competing alternative therapies that are currently on the market or under development could reduce the commercial potential of the products which could materially reduce Celsion’s payments under the relevant agreements, (v) Hisun may elect, at its sole discretion, not to exercise the exclusive option to enter into a definitive agreement for the license of ThermoDox®, (vi) the parties may not be able to agree upon the terms and conditions of the definitive agreement if Hisun elects to exercises its option, (vii) Hisun and Celsion may be unsuccessful in obtaining regulatory approval of ThermoDox®, (viii) ThermoDox® may fail to achieve a minimally acceptable commercial profile based on results of clinical trials or competing therapies that target one or more of the same indications, (ix) Celsion’s patent applications for the products which have not already issued may not issue, or even if such patents issue, the claims contained in such pending patents and patents that have already been issued to Celsion may not provide sufficient market exclusivity, (x) current patents and future patents that may issue may not be valid or enforceable, and (xi) potential future third-party intellectual property disputes.  Other important risks and uncertainties are detailed in Celsion’s reports and other filings with the SEC including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.  Actual results could differ materially from the forward-looking statements.  Celsion undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description

99.1
Press release titled “Celsion Corporation and Zhejiang Hisun Pharmaceutical Company Enter Into Technology Development Agreement for ThermoDox® for the Greater China Territory” issued by Celsion Corporation on January 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Dated: January 22, 2013	By:	/s/ Gregory Weaver
Gregory Weaver
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1
Press release titled “Celsion Corporation and Zhejiang Hisun Pharmaceutical Company Enter Into Technology Development Agreement for ThermoDox® for the Greater China Territory” issued by Celsion Corporation on January 22, 2013.